U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015 (April 21, 2015)

American Capital Mortgage Investment Corp.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35260	45-0907772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 968-9220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 21, 2015, American Capital Mortgage Investment Corp. (the "Company") held its 2015 Annual Meeting of Stockholders (the "Annual Meeting"), at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, at 9:00 a.m. (ET). The record date for the Annual Meeting was February 26, 2015. As of the record date, a total of 51,164,902 shares of the Company's common stock were entitled to vote at the Annual Meeting. There were 44,816,631 shares of common stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

1.	Election of Directors. The Company's stockholders voted to elect nine (9) Director Nominees to hold office for a term of one (1) year and until his or her successor is duly elected and qualified.

Nominee	For	Withheld	Non Votes
Malon Wilkus	24,611,841	1,575,832	18,628,958
John R. Erickson	22,097,117	4,090,556	18,628,958
Samuel A. Flax	23,720,006	2,467,667	18,628,958
Alvin N. Puryear	23,670,907	2,516,766	18,628,958
Robert M. Couch	25,384,849	802,824	18,628,958
Morris A. Davis	25,218,513	969,160	18,628,958
Randy E. Dobbs	25,217,285	970,388	18,628,958
Larry K. Harvey	25,404,022	783,651	18,628,958
Prue B. Larocca	25,213,762	973,911	18,628,958

2.
Ratification of appointment of Ernst & Young LLP. The Company's stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the year ending December 31, 2015.

For	Against	Abstain
43,805,046	793,953	217,632

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
Dated: April 24, 2015	By:	/s/ Samuel A. Flax
Samuel A. Flax Executive Vice President and Secretary